Hologic Announces Fourth Quarter and Fiscal 2012 Operating Results

Year-over-Year Revenue Growth in All Four Operating Segments

BEDFORD, Mass., Nov. 12, 2012 /PRNewswire/ -- Hologic, Inc. (Hologic or the Company) (NASDAQ: HOLX), a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products dedicated to serving the healthcare needs of women, today announced its results for the fourth fiscal quarter and fiscal year ended September 29, 2012.

Highlights of the Quarter Include:

  Revenues of $588.5 million, net of an $(11.6) million adjustment for contingent revenue earned and received under Gen-Probe Incorporated's (Gen-Probe) collaboration agreement with Novartis following the acquisition date that was eliminated under U.S. generally accepted accounting principles (GAAP) as a result of the effects of purchase accounting.
  Non-GAAP adjusted revenues of $600.2 million, including the $11.6 million explained above.
  Hologic legacy revenues (excluding the contribution from the Company's acquisition of Gen-Probe) of $499.1 million, as compared to guidance of $485 million, representing year-over-year growth of 7%.
  Gen-Probe revenues of $89.5 million ($101.1 million, as adjusted for the contingent revenue explained above) for the two-month post-acquisition period.
  Net loss of $77.8 million, or $0.29 per diluted share, calculated in accordance with GAAP.
  Non-GAAP adjusted net income of $98.3 million, or $0.37 per diluted share, and adjusted EBITDA (non-GAAP adjusted earnings before interest, taxes, depreciation and amortization) of $210.0 million.
  Closing of the Gen-Probe acquisition on August 1, 2012, with integration efforts and synergy goals on track.

Highlights Subsequent to the Quarter Include:

  U.S. Food and Drug Administration (FDA) Approval of the APTIMA 16 18/45 Genotype Assay for use on the TIGRIS system received on October 12, 2012.
  Favorable vote by the Radiological Devices Panel of the FDA on October 24, 2012 for the Company's C-View mammography technology. Commercial use of C-View in the U.S. remains subject to FDA approval.
  Digital breast tomosynthesis voted "hottest clinical procedure" of 2012 for the third consecutive year by the radiology community.

A reconciliation of historical GAAP to non-GAAP results is included as an attachment to this press release.

Fourth Quarter Fiscal 2012 Operating Results Overview:

Fourth quarter fiscal 2012 revenues totaled $588.5 million, net of a purchase accounting adjustment which reduced revenues by $11.6 million. This purchase accounting adjustment related to contingent revenue earned and received under Gen-Probe's collaboration agreement with Novartis. The $11.6 million in cash was subsequently collected by Hologic following the acquisition. Excluding the effect of this purchase accounting adjustment, non-GAAP adjusted revenues were $600.2 million, an increase of 28.5% (29.8% on a constant currency basis) compared to revenues of $467.0 million in the fourth quarter of fiscal 2011. This increase primarily resulted from: (i) the inclusion of Gen-Probe non-GAAP adjusted revenues of $101.1 million from the date of acquisition (August 1, 2012); (ii) a combined increase in Hologic's legacy Diagnostics revenues of $13.5 million, or 9.0%, primarily from international ThinPrep sales, as well as growth in the molecular diagnostics product lines; (iii) growth in Breast Health revenues of $11.2 million, or 5.1%, driven by a $10.5 million, or 14.5%, increase in service revenue primarily related to the Company's increased installed base of digital mammography systems; (iv) an increase in GYN Surgical revenues of $5.7 million, or 7.7%, from growth in sales of both the MyoSure hysteroscopic tissue removal (MyoSure) and the NovaSure endometrial ablation (NovaSure) systems, partially offset by the Company's decision in the second quarter to discontinue sales of its Adiana permanent contraception (Adiana) system; and (v) an increase in Skeletal Health revenues of $1.7 million, or 7.2%. The impact on revenues from changes in foreign currencies as compared to the fourth quarter of fiscal 2011 was a reduction of approximately $6.1 million.

Excluding the revenue contribution from the Company's acquisition of Gen-Probe during the quarter, revenues were $499.1 million as compared to the Company's guidance provided on July 30, 2012 of $485 million, representing an increase of $32.0 million, or 6.9% (7.9% on a constant currency basis), compared to revenues in the fourth quarter of fiscal 2011.

For the fourth quarter of fiscal 2012, the Company reported a net loss of $77.8 million, or $0.29 per diluted share, compared with net income of $27.6 million, or $0.10 per diluted share, in the fourth quarter of fiscal 2011.

The Company's non-GAAP adjusted net income increased 10.8% to $98.3 million, or $0.37 per diluted share, in the fourth quarter of fiscal 2012 compared to $88.8 million, or $0.34 per diluted share, for the same period in the prior year. The Company's fiscal 2012 and 2011 fourth quarter non-GAAP adjusted net income primarily excludes: (i) a non-cash charge of $90.9 million and $60.5 million, respectively, attributable to the amortization of intangible assets; (ii) non-cash interest expense of $16.5 million and $18.5 million, respectively, related to the Company's Convertible Notes; (iii) acquisition-related costs of $38.5 million and $0.4 million, respectively; (iv) a net charge to operating expenses of $40.4 million and $11.3 million, respectively, attributable to contingent consideration related to certain of the Company's acquisitions. The Company's non-GAAP adjusted net income for the fourth quarter of fiscal 2012 also primarily excludes a reduction to Gen-Probe's revenues of $11.6 million as a result of the effect of a purchase accounting adjustment related to Gen-Probe's collaboration with Novartis and charges of: (i) $16.7 million related to restructuring and divestiture; (ii) $19.9 million (non-cash) related to the fair value write-up of acquired inventory sold; (iii) $2.5 million (non-cash) of additional depreciation expense related to the fair value write-up of acquired fixed assets; (iv) $5.8 million (non-cash) for the impairment of goodwill related to the Company's MammoSite reporting unit as a result of changes in estimates; and (v) $4.5 million for acquired in-process research and development. Both periods also include income taxes related to such adjustments.

For the twelve months ended September 29, 2012, revenues totaled $2.0 billion, an increase of 11.9% (12.6% on a non-GAAP adjusted basis, excluding the $11.6 million purchase accounting adjustment), compared to revenues of $1.79 billion in the twelve months ended September 24, 2011. This increase resulted from: (i) the inclusion of Gen-Probe revenues of $89.5 million ($101.1 million on a non-GAAP basis) from the date of acquisition; (ii) a combined increase in Hologic's legacy Diagnostics revenues of $57.3 million, or 10.0%, primarily from international ThinPrep sales, as well as growth in the molecular diagnostics product lines; (iii) growth in Breast Health revenues of $50.2 million, or 6.1%, driven by a $27.8 million, or 10.1%, increase in service revenues and a $22.4 million, or 4.1%, increase in product revenues primarily related to sales of the Company's 2D and 3D Dimensions digital mammography systems; (iv) an increase in GYN Surgical revenues of $12.6 million, or 4.2%, primarily related to growth in sales of the MyoSure system, partially offset by a decrease in NovaSure and Adiana system sales (excluding Adiana revenues in both periods, GYN Surgical revenues increased $23.5 million, or 8.4%); and (v) an increase in Skeletal Health revenues of $3.7 million, or 4.1%, primarily due to an increase in both Mini C-Arm and bone densitometry system sales.

For the twelve months ended September 29, 2012, the Company reported a net loss of $73.6 million, or $0.28 per diluted share, compared with net income of $157.2 million, or $0.59 per diluted share, in the twelve months ended September 24, 2011. The Company's non-GAAP adjusted net income increased 9.6% to $367.8 million, or $1.38 per diluted share, in the twelve months ended September 29, 2012 compared to $335.5 million, or $1.27 per diluted share, for the same period in the prior year. The Company's non-GAAP adjusted net income for the twelve months of fiscal 2012 and 2011 primarily excludes: (i) a non-cash charge of $273.9 million and $235.8 million, respectively, attributable to the amortization of intangible assets; (ii) non-cash interest expense of $68.5 million and $72.9 million, respectively, related to the Company's Convertible Notes; (iii) a net charge to operating expenses of $119.5 million and $12.0 million, respectively, attributable to contingent consideration related to certain of the Company's acquisitions; (iv) acquisition-related costs and charges of $45.6 million and $2.3 million, respectively; (v) a non-cash loss of $42.3 million and $29.9 million, respectively, on the exchange of Convertible Notes; (vi) a net gain of $12.4 million and $84.5 million, respectively, included as a credit within operating expenses, related to the Company's agreement to sell the rights of the Makena assets; and (vii) a non-cash charge of $19.9 million and $3.3 million, respectively, related to the fair value write-up of acquired inventory sold. The Company's non-GAAP adjusted net income for the twelve months of fiscal 2012 also primarily excludes a reduction to Gen-Probe's revenues of $11.6 million as a result of the effect of a purchase accounting adjustment related to Gen-Probe's collaboration with Novartis and charges of: (i) $17.0 million related to restructuring and divestiture; (ii) $19.5 million related to the Company's decision in the second quarter to discontinue sales of the Adiana product; (iii) $2.5 million (non-cash) of additional depreciation expense related to the fair value write-up of acquired fixed assets; (iv) $5.8 million (non-cash) for the impairment of goodwill related to the Company's MammoSite reporting unit as a result of changes in estimates; and (v) $4.5 million for acquired in-process research and development. Both periods also include income taxes related to such adjustments.

Non-GAAP adjusted revenues, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share (non-GAAP adjusted EPS), and adjusted EBITDA are non-GAAP financial measures. The Company's definitions of these non-GAAP financial measures, and the reconciliations of these historical measures to the Company's comparable GAAP financial measures for the periods presented, are set forth in the supplemental information attached to this press release. When analyzing the Company's operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

"We are very pleased with our execution during fiscal 2012. We finished the year with a strong quarter that included revenue growth in all four of our business segments," said Rob Cascella, President and Chief Executive Officer. "Hologic is at the onset of two major product growth cycles with Dimensions 3D breast tomosynthesis and PANTHER automation. The addition of the Gen-Probe product line establishes Hologic as a leader in the diagnostics market. With our current portfolio, development pipeline and established global infrastructure, we are well-positioned for continued growth in fiscal 2013 and beyond."

Fourth Quarter Fiscal 2012 Revenue Overview by Segment (As Compared to the Fourth Quarter Fiscal 2011):

  Diagnostics revenues totaled $253.5 million in the current quarter, net of the $11.6 million reduction for the effect of purchase accounting related to Gen-Probe's collaboration agreement with Novartis, compared to $150.5 million the prior year. Including the $11.6 million, non-GAAP adjusted revenues totaled $265.1 million, an increase of 76.1%. Sales growth was driven primarily by: (i) the inclusion of Gen-Probe revenues of $89.5 million ($101.1 million, as adjusted) from the date of acquisition; (ii) higher ThinPrep revenues (with the majority of the increase from international sales); and (iii) strong growth in Hologic's legacy molecular diagnostics revenues. Excluding the revenue contribution from Gen-Probe, Diagnostics revenues were approximately $164.0 million, an increase of 9.0%.
  Breast Health revenues increased to $230.3 million in the current quarter compared to $219.1 million in the prior year, an increase of 5.1%. Revenue growth was driven primarily by an increase in service revenues related to the Company's growing installed base of digital mammography systems.
  GYN Surgical revenues totaled $79.7 million in the current quarter compared to $74.0 million in the prior year, an increase of 7.7%. This was driven primarily by an increase in sales of the MyoSure system and, to a lesser extent, an increase in NovaSure system sales. These increases were partially offset by a $6.2 million reduction in revenues from the Adiana system as compared to the prior year as a result of the Company's decision in the second quarter to discontinue sales of that product line. Excluding Adiana revenues in both periods, the increase in GYN Surgical revenues was approximately 17.0%.
  Skeletal Health revenues totaled $25.1 million in the current quarter compared to $23.4 million in the prior year, an increase of 7.2%. This increase was primarily the result of an increase in Mini C-Arm product sales, slightly offset by a reduction in the number of bone densitometry system sales.

Gen-Probe Acquisition and Related Financing:

On August 1, 2012, the Company completed its acquisition of Gen-Probe for a total net purchase price of approximately $3.8 billion. Gen-Probe is now a wholly-owned subsidiary of Hologic and its results of operations are reported within the Company's Diagnostics business segment from the date of acquisition. Concurrent with the completion of the acquisition, Hologic closed a private placement of $1.0 billion in aggregate principal amount of its 6.25% Senior Notes due 2020. Separately, the Company closed on its $2.8 billion of Senior Secured Credit Facilities, including an undrawn $300 million revolving credit facility. The blended interest yield on the Company's total financing for the Gen-Probe acquisition was approximately 4.80%, including the amortization of the original issue discount (OID) and excluding the impact of deferred financing costs.

New Product:

On October 12, 2012, the FDA approved the Company's APTIMA HPV 16 18/45 Genotype Assay for use on its TIGRIS system. Hologic's APTIMA HPV 16 18/45 Genotype Assay is the first test FDA-approved for genotyping human papillomavirus (HPV) types 16, 18 and/or 45, which are associated with approximately 80% of all invasive cervical cancers worldwide. Detecting these HPV types provides health care professionals with more information regarding a patient's risk of subsequently developing cervical cancer. The APTIMA HPV Assay received FDA approval in 2011 and was CE marked in 2008.

FDA Panel Review of C-View:

On October 24, 2012, the Radiological Devices Panel of the FDA voted that the expanded indications for use of Hologic's Dimensions 3D mammography system to allow Hologic's C-View synthesized 2D images in place of traditional 2D images in breast cancer screening are safe, effective and the benefits outweigh the risks. Sale of the 3-D version of this system in the United States remains subject to FDA approval. The C-View synthesized 2D software module is commercially available outside the United States, including countries in Europe, Latin America and Asia.

Radiology Community Votes Digital Breast Tomosynthesis "Hottest Clinical Procedure" of 2012 for Third Consecutive Year:

In October 2012 and for the third consecutive year, the readers and editors of the leading radiology portal, AuntMinnie.com, named digital breast tomosynthesis the "hottest clinical procedure" in radiology for 2012 in their annual event recognizing excellence in medical imaging. AuntMinnie.com provides a forum for radiology professionals to acknowledge the contributions of their peers to the field of medical imaging. Candidates are nominated by AuntMinnie.com members and are selected by a panel of experts in the field through two rounds of voting. AuntMinnie.com provides a comprehensive community Internet site for radiologists and related professionals in the medical imaging industry and features the latest news and information about medical imaging.

Financial Guidance:

The Company's guidance includes current operations, including revenues from its approved/cleared products and its recently acquired businesses.

First Quarter Fiscal 2013 (Quarter Ending December 29, 2012):

  The Company expects first quarter fiscal 2013 non-GAAP adjusted revenues of $640 million to $645 million (excludes an expected purchase accounting reduction of $17 million related to the Novartis collaboration). Year-over-year, this represents an expected increase of 35% to 36% over first quarter fiscal 2012 revenues of $472.7 million. The increase primarily reflects the inclusion of expected revenues related to the Gen-Probe acquisition, the continued ramp-up of new products including the Dimensions and MyoSure systems, and an overall strengthening in each of the Company's operating segments, partially offset by a reduction in revenues related to the Adiana product.
  The Company expects non-GAAP adjusted EPS of $0.37. This reflects additional expected interest expense of $45 million related to the financing of the Gen-Probe acquisition, as well as the expected seasonal increase in operating expenses related to trade shows, including RSNA, and national sales meetings that occur in the first quarter.

Fiscal 2013 (Year Ending September 28, 2013):

  The Company expects fiscal 2013 non-GAAP adjusted revenues of $2.61 billion to $2.64 billion (excludes an expected purchase accounting reduction of $22 million related to the Novartis collaboration). Year-over-year, this represents an expected increase of 30% to 31% over fiscal 2012 non-GAAP revenues of $2.01 billion. This primarily reflects an increase in expected revenues related to the Gen-Probe acquisition and, to a lesser extent, increases in the Breast Health, GYN Surgical and legacy Diagnostics segments, partially offset by a reduction in revenues related to the Adiana product.
  The Company expects non-GAAP adjusted EPS of $1.56 to $1.58. This reflects additional expected interest expense of $180 million related to the financing of the Gen-Probe acquisition, as well as a charge of approximately $25 million related to the medical device excise tax beginning on January 1, 2013. The medical device excise tax is expected be approximately $0.06 dilutive to EPS. The Company anticipates recording the charge as a General and Administrative expense in its Statements of Operations beginning in the second fiscal quarter.

Hologic may not generate expected revenues and may incur expenses or charges, realize income or gains, or execute acquisitions or dispositions in fiscal 2013 that could cause actual results to vary from the guidance above. In addition, the Company is continuing to monitor the effects of the U.S., European and general worldwide economic and regulatory conditions and related uncertainties, including the implementation of healthcare cost containment measures and healthcare reform legislation, as well as foreign currency fluctuations, which, along with other uncertainties facing the Company's business including those referenced elsewhere herein and its filings with the Securities and Exchange Commission, could adversely affect anticipated results.

Conference Call and Webcast:

Hologic's management will host a conference call on Monday, November 12, 2012, at 5:00 p.m. (Eastern) to discuss fourth quarter and fiscal year 2012 operating results. Interested participants may listen to the call by dialing 877-856-1958 or 719-325-4810 for international callers and referencing code 9845290 approximately 15 minutes prior to the call. For those unable to participate in the live broadcast, a replay will be available one hour after the call ends through Friday, November 30, 2012, at 888-203-1112 or 719-457-0820 for international callers, access code 9845290. The Company will also provide a live webcast of the call. Interested participants may access the webcast on the Company's website at www.hologic.com/investors-overview. A PowerPoint presentation related to the conference call has been posted to the site.

About Hologic, Inc.:

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems, and surgical products. The Company operates four core business units focused on breast health, diagnostics, GYN surgical and skeletal health. With a comprehensive suite of technologies and a robust research and development program, Hologic is committed to improving lives. The Company is headquartered in Massachusetts. For more information, visit www.hologic.com.

Hologic, Adiana, APTIMA, C-View, Dimensions, Gen-Probe, MyoSure, NovaSure, PANTHER, ThinPrep and TIGRIS and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statement Disclaimer:

This News Release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's positioning and expectations for future growth; the anticipated benefits of the Gen-Probe acquisition; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding the recently enacted or future healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with acquisitions, including without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, the risks that acquisitions may involve unexpected costs or unexpected liabilities, including the risks and challenges associated with the Company's recent acquisition of Gen-Probe and operations in China; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, and the need to comply with especially high standards for the manufacture of many of its products; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; competition; the risks of conducting business internationally, including the effect of exchange rate fluctuations on those operations; and the Company's ability to attract and retain qualified personnel.

The risks included above are not exhaustive. Other factors that could adversely affect the combined company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 29, 2012	September 24, 2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 566,126	$ 712,869
Accounts receivable, net	409,333	318,712
Inventories	367,191	230,544
Deferred income tax assets	11,715	39,607
Prepaid expenses and other current assets	208,649	41,168
Total current assets	1,563,014	1,342,900

Property and equipment, net	507,998	238,666
Intangible assets, net	4,301,250	2,090,807
Goodwill	3,942,779	2,290,330
Other assets	162,067	46,077
	$ 10,477,108	$ 6,008,780

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 87,223	$ 63,467
Accrued expenses	380,003	325,327
Deferred revenue	129,688	120,656
Current portion of long-term debt	64,435	-
Total current liabilities	661,349	509,450

Long-term debt, net of current portion	4,971,179	1,488,580
Deferred income tax liabilities	1,771,585	957,426
Deferred service obligations- long term	13,714	9,467
Other long-term liabilities	98,250	106,962
Total long-term liabilities	6,854,728	2,562,435

STOCKHOLDERS' EQUITY:
Common stock	2,656	2,625
Additional paid-in capital	5,396,657	5,303,713
Accumulated deficit	(2,443,554)	(2,369,920)
Accumulated other comprehensive income	6,790	1,995
Treasury stock, at cost	(1,518)	(1,518)
Total stockholders' equity	2,961,031	2,936,895
	$ 10,477,108	$ 6,008,780

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 29, 2012	September 24, 2011

REVENUES
Product sales	$ 492,954	$ 385,995
Service and other revenues	95,594	81,050
	588,548	467,045

COSTS AND EXPENSES (1):
Cost of product sales	196,410	135,326
Cost of product sales – amortization of intangible assets	66,072	45,978
Cost of service and other revenues	51,749	42,542
Research and development	47,094	28,877
Selling and marketing	89,947	75,112
General and administrative	88,723	39,732
Contingent consideration	40,399	11,316
Amortization of intangible assets	24,832	14,492
Restructuring and divestiture	16,687	(71)
Impairment of goodwill	5,826	-
Acquired in-process research and development	4,500	-
Other expenses	12	320
	632,251	393,624

(Loss) income from operations	(43,703)	73,421
Interest expense	(56,673)	(29,079)
Other income (expense), net	2,412	(2,736)
(Loss) income before provision for income taxes	(97,964)	41,606
(Benefit) provision for income taxes	(20,197)	14,037

Net (loss) income	$ (77,767)	$ 27,569

Net (loss) income per share:
Basic	$ (0.29)	$ 0.11
Diluted	$ (0.29)	$ 0.10

Weighted average number of shares outstanding:
Basic	264,938	262,164
Diluted	264,938	264,878

(1) Stock-based compensation included in costs and expenses during the three months ended September 29, 2012 was $2,120 for cost of revenues, $1,640 for research and development, $2,121 for selling and marketing, $4,831 for general and administrative and $3,500 for restructuring. Stock-based compensation included in costs and expenses during the three months ended September 24, 2011 was $1,069 for cost of revenues, $1,219 for research and development, $1,468 for selling and marketing and $4,471 for general and administrative.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Year Ended
	September 29, 2012	September 24, 2011

REVENUES
Product sales	$ 1,657,728	$ 1,478,340
Service and other revenues	344,924	311,009
	2,002,652	1,789,349

COSTS AND EXPENSES (1):
Cost of product sales	616,839	521,189
Cost of product sales – amortization of intangible assets	201,864	177,456
Cost of service and other revenues	189,512	167,523
Research and development	130,962	116,696
Selling and marketing	322,314	286,730
General and administrative	220,042	158,793
Contingent consideration	119,497	11,986
Amortization of intangible assets	72,036	58,334
Restructuring and divestiture	17,515	(71)
Impairment of goodwill	5,826	-
Acquired in-process research and development	4,500	-
Gain on sale of intellectual property, net	(12,424)	(84,502)
Other expenses	452	770
	1,888,935	1,414,904

Income from operations	113,717	374,445
Interest expense	(140,287)	(114,846)
Other income (expense), net	7,256	(2,322)
Debt extinguishment loss	(42,347)	(29,891)

(Loss) income before provision for income taxes	(61,661)	227,386
Provision for income taxes	11,973	70,236

Net (loss) income	$ (73,634)	$ 157,150

Net (loss) income per share:
Basic	$ (0.28)	$ 0.60
Diluted	$ (0.28)	$ 0.59

Weighted average number of shares outstanding:
Basic	264,041	261,099
Diluted	264,041	264,305

(1) Stock-based compensation included in costs and expenses during the twelve months ended September 29, 2012 was $5,722 for cost of revenues, $5,328 for research and development, $7,355 for selling and marketing, $18,667 for general and administrative and $3,500 for restructuring. Stock-based compensation included in costs and expenses during the twelve months ended September 24, 2011 was $4,602 for cost of revenues, $4,852 for research and development, $5,954 for selling and marketing, and $20,064 for general and administrative.

HOLOGIC, INC.
RECONCILIATION OF GAAP REVENUES, EPS AND NET (LOSS) INCOME TO NON-GAAP ADJUSTED REVENUES, EPS, NET INCOME AND EBITDA
(Unaudited)
(In thousands, except earnings per share)

	Three Months Ended
	September 29, 2012		September 24, 2011

REVENUES
GAAP revenues	$ 588,548
Adjustment related to Novartis collaboration	11,606
Non-GAAP adjusted revenues	$ 600,154	(1)

(LOSS) EARNINGS PER SHARE
GAAP (loss) earnings per share- Diluted	$ (0.29)		$ 0.10
Adjustments to net (loss) income (as detailed below)	0.66		0.24
Non-GAAP adjusted earnings per share- Diluted	$ 0.37	(2)	$ 0.34	(2)

NET (LOSS) INCOME
GAAP net (loss) income	$ (77,767)		$ 27,569
Adjustments:
Contingent revenue from Novartis collaboration	11,606		-
Amortization of intangible assets	90,904		60,470
Contingent consideration	40,399		11,316
Non-cash interest expense relating to convertible notes	16,514		18,470
Acquisition-related costs	38,513		367
Restructuring and divestiture costs	16,697		(71)
Fair value write-up of acquired inventory sold	19,918		-
Impairment of goodwill	5,826		-
In-process research and development	4,500		-
Fair value adjustment for depreciation expense	2,503		-
Other (benefits) charges	(425)		320
Income tax effect of reconciling items	(70,854)	(3)	(29,655)	(3)
Non-GAAP adjusted net income	$ 98,334		$ 88,786

EBITDA
Non-GAAP adjusted net income	$ 98,334		$ 88,786
Interest expense, net, not adjusted above	39,766		9,887
Provision for income taxes	50,657		43,692
Depreciation expense, not adjusted above	21,241		17,908
Adjusted EBITDA	$ 209,998		$ 160,273

EXPLANATORY NOTES:

(1) To reflect a fair value adjustment recorded in purchase accounting relating to contingent revenue earned and received under the Novartis collaboration post acquisition which was eliminated under purchase accounting.

(2) Non-GAAP adjusted earnings per share was calculated based on 268,106 and 264,878 weighted average diluted shares outstanding for the three months ended September 29, 2012 and September 24, 2011, respectively.

(3) To reflect an annual effective tax rate of 34.0% and 33.2% on a non-GAAP basis for the three months ended September 29, 2012 and September 24, 2011, respectively.

HOLOGIC, INC.
RECONCILIATION OF GAAP REVENUES, EPS AND NET (LOSS) INCOME TO NON-GAAP ADJUSTED REVENUES, EPS, NET INCOME AND EBITDA
(Unaudited)
(In thousands, except earnings per share)

	Year Ended
	September 29, 2012		September 24, 2011

REVENUES
GAAP revenues	$ 2,002,652
Adjustment related to Novartis collaboration	11,606
Non-GAAP adjusted revenues	$ 2,014,258	(1)

(LOSS) EARNINGS PER SHARE
GAAP (loss) earnings per share- Diluted	$ (0.28)		$ 0.59
Adjustments to net (loss) income (as detailed below)	1.66		0.68
Non-GAAP adjusted earnings per share- Diluted	$ 1.38	(2)	$ 1.27	(2)

NET (LOSS) INCOME
GAAP net (loss) income	$ (73,634)		$ 157,150
Adjustments:
Contingent revenue from Novartis collaboration	11,606		-
Amortization of intangible assets	273,900		235,790
Contingent consideration	119,497		11,986
Non-cash interest expense relating to convertible notes	68,532		72,908
Acquisition-related costs	45,633		2,316
Non-cash loss on convertible notes exchange	42,347		29,891
Restructuring and divestiture	17,036		(71)
Fair value write up of acquired inventory sold	19,918		3,298
Adiana closure costs	19,543		-
Impairment of goodwill	5,826		-
In-process research and development	4,500		-
Fair value adjustment for depreciation expense	2,503		-
Gain on sale of intellectual property, net	(12,424)		(84,502)
Other charges	452		3,215
Income tax effect of reconciling items	(177,478)	(3)	(96,500)	(3)
Non-GAAP adjusted net income	$ 367,757		$ 335,481

EBITDA
Non-GAAP adjusted net income	$ 367,757		$ 335,481
Interest expense, net, not adjusted above	68,887		39,864
Provision for income taxes	189,451		166,736
Depreciation expense, not adjusted above	69,348		68,946
Adjusted EBITDA	$ 695,443		$ 611,027

EXPLANATORY NOTES:

(1) To reflect a fair value adjustment recorded in purchase accounting relating to contingent revenue earned and received under the Novartis collaboration post acquisition which was eliminated under purchase accounting.

(2) Non-GAAP adjusted earnings per share was calculated based on 266,795 and 264,305 weighted average diluted shares outstanding for the year ended September 29, 2012 and September 24, 2011, respectively.

(3) To reflect an annual effective tax rate of 34.0% and 33.2% on a non-GAAP basis for the year ended September 29, 2012 and September 24, 2011, respectively.

Future Non-GAAP Adjustments:

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP adjusted EPS as described in this press release. It is therefore not practicable to reconcile non-GAAP adjusted EPS guidance to the most comparable GAAP measure.

Use of Non-GAAP Financial Measures:

The Company has presented the following non-GAAP financial measures in this press release: adjusted revenues; adjusted net income; adjusted EPS; and adjusted EBITDA. The Company defines adjusted EBITDA as its non-GAAP adjusted net income plus interest expense, net, income taxes, and depreciation and amortization expense included in its non-GAAP adjusted net income. The Company defines its non-GAAP adjusted revenues to include contingent revenue earned under the Novartis collaboration post-acquisition which was eliminated under purchase accounting. The Company defines its non-GAAP adjusted net income and adjusted EPS to exclude: (i) the amortization of intangible assets; (ii) acquisition-related charges and effects, such as charges for contingent consideration (comprised of (a) adjustments for changes in the fair value of the contingent consideration liabilities initially recorded as part of the purchase price of an acquisition as required by GAAP, and (b) contingent consideration that is tied to continuing employment of the former shareholders and employees which is recorded as compensation expense), transaction costs, integration costs including retention, and credits and/or charges associated with the write-up of acquired inventory and fixed assets to fair value, and the effect of a reduction in revenue related to the write-up of acquired unbilled accounts receivable to fair value; (iii) non-cash interest expense related to amortization of the debt discount for convertible debt securities; (iv) divestiture and restructuring charges; (v) non-cash loss on exchange of convertible notes; (vi) litigation settlement charges (benefits); (vii) other-than-temporary impairment losses on investments; and (viii) other one-time, nonrecurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and include income taxes related to such adjustments.

The Company believes the use of non-GAAP adjusted net income is useful to investors by eliminating certain of the more significant effects of its acquisitions and related activities, non-cash charges resulting from the application of GAAP to convertible debt instruments with cash settlement features, charges related to debt extinguishment losses, investment impairments, litigation settlements, and divestiture and restructuring initiatives. These measures also reflect how Hologic manages its businesses internally. In addition to the adjustments set forth in the calculation of the Company's non-GAAP adjusted net income and adjusted EPS, its non-GAAP adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. As with the items eliminated in its calculation of non-GAAP adjusted net income, these items may vary for different companies for reasons unrelated to the overall operating performance of a company's business. When analyzing the Company's operating performance, investors should not consider these non-GAAP financial measures as a substitute for net (loss) income prepared in accordance with GAAP.

Investor Relations and Media Contacts:

Deborah R. Gordon	Al Kildani
Vice President, Investor Relations	Senior Director, Investor Relations
(781) 999-7716	(858) 410-8653
deborah.gordon@hologic.com	al.kildani@hologic.com